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                                                                       EXHIBIT 5

                          WALLER LANSDEN DORTCH & DAVIS

                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
                                 (615) 244-6380
  FACSIMILES                                            809 SOUTH MAIN STREET
(615) 244-6804                                              P. O. BOX 1035
(615) 244-5686                                          COLUMBIA, TN 38402-1035
                                                            (615) 388-6031



                                November 18, 1997


JDN Realty Corporation
3340 Peachtree Road, N.E.
Suite 1530
Atlanta, Georgia  30326

                  Re: JDN REALTY CORPORATION - PROSPECTUS SUPPLEMENT (TO THE PROSPECTUS DATED OCTOBER 30, 1997)

Ladies and Gentlemen:

                  We are acting as your counsel in connection with the issuance and sale of 3,000,000 shares of common stock, $.01 par value, together with up to an additional 450,000 shares of Common Stock, $.01 par value, subject to an underwriters' over-allotment option (collectively, the "Shares"), by JDN Realty Corporation, a Maryland corporation (the "Company"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated, A.G. Edwards & Sons, Inc., Smith Barney Inc. and The Robinson-Humphrey Company, LLC (the "Underwriters"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-38611) (the "Registration Statement"), including the Prospectus dated October 30, 1997 contained therein (the "Prospectus") as supplemented by the Prospectus Supplement dated November 12, 1997 (the "Prospectus Supplement"), an Underwriting Agreement between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated July 30, 1997 (the "Underwriting Agreement") and a Terms Agreement between the Company and the Underwriters dated November 12, 1997 (the "Terms Agreement").

                  As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by all necessary corporate action and, when delivered and issued upon payment therefor in the manner and on the



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terms described in the Registration Statement, the Prospectus, the Prospectus
Supplement, the Underwriting Agreement and the Terms Agreement, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement.

                                        Very truly yours,


                                        /s/ WALLER LANSDEN DORTCH & DAVIS,
                                        A Professional Limited Liability Company